UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PERU COPPER INC.

(Exact name of registrant as specified in its charter)

Federally Incorporated in Canada	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 920, 475 West Georgia Street, Vancouver, B.C.	V6B 4M9
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common shares without par value	American Stock Exchange
Common share purchase warrants	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-121527

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of securities contained in Registrant’s registration statement on Form F-1, as amended, filed with the Securities and Exchange Commission (File No. 333-121527) (the “F-1 Registration Statement”) is incorporated by reference into this Registration Statement.

Item 2.	Exhibits.

The following exhibits are incorporated by reference from the F-1 Registration Statement.

1.	Registrant’s Articles of Incorporation, as amended

2.	Registrant’s By-Law No. 1

3.	Purchase Warrant Indenture dated March 18, 2004 between Peru Copper Inc. and Computershare Trust Company of Canada

4.	Supplemental Warrant Indenture dated as of September 21, 2004 between Peru Copper Inc. and Computershare Trust Company of Canada

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

PERU COPPER INC.

Dated: March 23, 2005

By	/s/ Thomas J. Findley
Name: Thomas J. Findley
Title: Chief Financial Officer